Exhibit 99.1

Dear Shareholders,

In 1982, with my then partner Jean Chalopin, INSPECTOR GADGET was the first animated series I ever created.  Inspector Gadget’s niece PENNY, however, was the secret star, whose brains and ingenuity solved every mystery. We gave her a special wristwatch which was actually a phone and a computer in one.  We also gave her a computer, which was disguised as a notepad.

Thirty years later, Vanity Fair did a story about the ‘16 modern technologies predicted by Inspector Gadget.’

It included: Laptop Computers, Smart Watches, Digital Maps, Skype, Face Time, GPS, and Google Glass, among others. They also pointed out that ‘Search’ first appeared in Inspector Gadget (Ten years after the show ended, Sergei Brin and Larry Paige, created Google).

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I share this, because today 5,000+ animated half hours produced later, my colleagues and myself at Genius Brands are not one iota less excited, creating new animated programs for children, which will entertain and innovate.

We seek to inspire young minds and stimulate their imaginations, while showcasing not just science, technology, and space, but human values from teamwork, to diversity, and inclusivity.

As we look not just back at 2020, but forward to the future that we are building at Genius Brands, we come with great eagerness and passion. In my Annual Letter, I want to provide some overview now of not only where we are, but where we are going, as we discuss all the pieces of our company, starting with the Genius Brands Culture and Mission.

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I want to share the many opportunities we are currently engaged with, and why all of us inside Genius Brands are enthusiastic for the future. Of course, there are items in the works which are sensitive, and involve prominent 3rd parties and we cannot speak of until if and when they are official and can be announced. I’m proud to share that despite the fact that the Genius Brands C Suite, senior management, and the broad organization at large, are vested with significant shares, none of us have sold any of those holdings.

In the meantime, let’s review the

1.     GENIUS BRANDS BALANCE SHEET

(CASH-REVENUES-EARNINGS)

2.     MARVEL ANNOUNCEMENT

3.      ACQUISITIONS IN 2020

STAN LEE UNIVERSE ACQUISITION

CHIZCOMM/BEACON MEDIA ACQUISITION

4.      ACQUISTIONS GOING FORWARD

5.      TENTPOLES OF TODAY AND TOMORROW

Including the animation catalogue being created and the status of current productions, Rainbow Rangers, Stan Lee’s Superhero Kindergarten, and Shaq’s Garage

6.      KARTOON CHANNEL

7.      TIK TOK

8.      NFT

9.      COVID

10.    DIVERSITY

11.    THE FUTURE OF GENIUS BRANDS

We know that animated programs, the distribution systems that deliver them, and the consumer products that come from the programs, have a huge influence on the young impressionable minds that we serve. At Genius Brands, we take these responsibilities seriously. We are committed to making outstanding quality entertainment for children. Entertainment that many of us, as parents ourselves, can be proud of. We call this “content with a purpose” and we seek to have enriched storytelling in every episode that we put our name on: High quality storytelling that is non-violent, that doesn’t contain negative stereotypes, or inappropriate language. That is our mission.

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We believe that the type of content that we produce will distinguish Genius Brands, from our competitors in the children’s entertainment world, and ultimately will be reflected in the growth and value of the Company. Growth that we expect to be driven by:

1.       Advertising on our channel

2.       Sales of our programs to global broadcasters

3.       Royalties paid from consumer product sales based on our characters

4.       Growth through our acquisitions

We are working to not only build shareholder value through financial performance, but also to enhance shareholders pride in our mission and product.

We believe that if we remain faithful to our mission, the share price will take care of itself.

In the meantime, I caution our investors that Genius Brands is in investing mode, building a catalogue, building brands, and investing in our broadcasting infrastructure and Human Capital, that will get us there.

Revenues and Earnings will not be financial metrics now that we are focused on. We are instead focused on cash. If we use our cash smartly as we intend, then we believe revenues and earnings will follow.

I have been in the childrens entertainment business for many years, and have been fortunate to have been a part of Cap Cities/ABC, where I first met and became friends with its largest shareholder Warren Buffett, and then the Walt Disney Company, both recognized as two of the best run companies in America. I learned much at these companies and from Warren. Many of those lessons are in our animated series Warren Buffett’s SECRET MILLIONAIRES CLUB, and I believe they are as valuable to a corporate CEO as they are to the children watching the series.

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• The importance of a company investing in oneself

• The importance of brand building

• The importance of building an organization with hardworking people of talent and integrity

• The importance of cash

Cash is important at Genius.

• We have over $140 million dollars of cash in the bank, today. We have ZERO debt.

We have an additional approximate 40 million warrants, outstanding that enable their holders to purchase our stock at $2.37. If and when those warrants are exercised, it will yield the Company almost $100 million more in cash.

There are few companies of our size that have such a strong balance sheet.

One of Warren Buffett’s most well-known quotes is that someone is sitting in the shade today, because long ago, someone planted a tree. This was one of the lessons taught in our series Secret Millionaires Club (below). Our cash today is being used to plant the seeds that we believe will become the trees of Genius’ future.

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Secret Millionaires Club

So, what are we expecting to be using this cash for???

1.     It is for producing our upcoming tentpole series:

•       Stan Lee’s Superhero Kindergarten starring Arnold Schwarzenegger

•       Shaq’s Garage (and Baby Shaq sing-along shorts)

•       Rainbow Rangers (Season 3)

2.     It is for the development and production of new animated brands. Our development slate is ROBUST. It contains literally some of the most powerful names and brands on earth, and we couldn’t possibly be more excited to announce and roll them out.

3.     It is for marketing and growing KARTOON CHANNEL

4.     Finally it will be used for ACQUISITIONS.

Our shareholders can rest assured, that our cash will be spent judiciously, and thoughtfully, to enhance shareholder value.

We in Genius management march to the same order. Before we spend the Company’s money, we ask a question: “Would we spend this money if it was our own and we expected a return on it to ourselves personally?”

As a shareholder myself, I can assure my fellow shareholders that this is the most important question we ask ourselves. Our management team is invested in the success of the company through the Employee Stock Option Plan. Its interests are interests with those of our shareholders – so that when the Company succeeds, we are rewarded as our shareholders are rewarded.

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ACQUISITIONS

Let’s talk about Acquisitions.  We live in a moment of tremendous change in the media industry.  For reasons of technology, regulation, and realignment of global assets, the world is changing and there are going to be many opportunities for smart deft companies in the media world, that have cash and are able to move quickly.

We see this as a moment of huge opportunity for Genius Brands, and we plan to seize that opportunity.

To that end, we are announcing the hiring of two of the strongest executives in Media Finance who will drive our M&A strategy.

1. BEDI SINGH

Bedi Singh will join Genius as:

SPECIAL CONSULTANT IN CHARGE OF

MERGERS & ACQUISITIONS

Bedi Singh

Bedi is a hugely qualified Financial Executive with deep experience in the media and communications industry. During the last 20 years, Bedi has held the positions of:

1.       Chief Financial Officer of NEWSCORP

2.       Co-CEO and Chief Financial Officer of MGM PICTURES

3.       Chief Financial Officer of SONY PICTURES ENTERTAINMENT

4.       SVP Finance of 20th CENTURY FOX

Bedi was introduced to us through our board member, Clark Hallren, former Managing Director of JP Morgan Entertainment Group for 20 years. As Clark described Bedi to me, ‘There is no more qualified financial executive in the entire sector of Media. Bedi was responsible for the structure of a $4.5 billion credit facility at MGM with me at JP Morgan.’

In the last 20 years, Bedi touched a significant amount of the commerce in Hollywood, and he is well qualified for the task of helping us craft our aggressive M&A strategy.

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2. JASON ADELMAN

Jason Adelman is the Founder and Managing Member of Burnham Hill Capital Group, LLC, a privately held financial advisory firm, and serves as Managing Member of Cipher Capital Partners LLC, a private investment fund. Jason has invested in and advised numerous companies in the software, media, technology, medical device and biotech space, including serving as the lead banker on the merger of Computer Motion and Intuitive Surgical (Nasdaq: ISRG) and serving as a member of the board of directors of Pharmacyclics prior to its acquisition by Abbvie for over $20 billion. Jason, serves as a member of the board of directors of Trio-Tech International (NYSE American:TRT), and Oblong, Inc.,leader in next generation collaboration technologies (Nasdaq: OBLG). Prior to founding Burnham Hill Capital Group, LLC in 2003, Mr. Adelman served as Managing Director of Investment Banking at H.C. Wainwright and Co., Inc. Jason graduated from the University of Pennsylvania with a B.A. in Economics in 1991 and from Cornell Law School with a J.D. in 1994.

I am confident that with Bedi Singh and Jason Adelman leading our vibrant and robust acquisition schedule, the next year will see significant growth.

During the last year, Genius has put its foot in the water, and has done two significant acquisitions:

• One was of the assets associated with STAN LEE, the most prolific and successful creator in entertainment history. (done through a creation of a JV with Stan’s company, POW! Entertainment).

• The other was of ChizComm/Beacon Media, the largest children’s marketing and media service company in North America. ChizComm/Beacon represents over 30 toy companies and generates over $100 million dollars in annual media billings.

The impact of these two “Best in Class assets” will in my opinion, be transformational to Genius Brands for years to come.

For those shareholders who concern about the issuance of new shares and dilution, I remind them that dilution only occurs if the value of the acquired asset is/will be, less than the shares that have been used to pay for those assets. If not, then the assets are accretive (good!), not dilutive.

By way of illustration, in the last decade, the Walt Disney Company acquired:

These assets were paid for with both cash and the issuance of stock.

What these brought to the Walt Disney Company included among other brands:

Today these acquired assets make up the bulk of the value of the Walt Disney Company.

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We are now focused on a number of opportunities to grow GENIUS BRANDS through acquisitions. Our requirements are simple:

1.       The acquisition must be a strategic fit with our core business and mission in childrens and family content or distribution.

2.       The acquisition must be accretive.

Warren Buffett has said and proven time and time again, “It is better to buy a great business at a fair price, than a fair business at a great price.”

At Genius Brands, we are not looking for bargain businesses. We are looking for GREAT businesses. There are a number of such potential acquisitions that have met our criteria, and we are currently in dialogue with their ownership.

Ron Chernow wrote an outstanding book called “Titan” which I enjoyed greatly, and heartily recommend. It was a biography of John D. Rockefeller, and how he built Standard Oil into the most successful oil companies in America. What was so fascinating, however, was how he turned it into the most valuable company in the world when he combined production with distribution. His ability to control the railroads and eventually build his own pipelines ensured a complete vertical control of his business.

There is a parallel in the business of entertainment, where the formula of combining production and distribution is equally powerful. Among the major studios and entertainment conglomerates, there are 4 companies today that do that.

•     The Walt Disney Company

•     AT&T / Warner Bros. / HBO Max

•     Comcast / NBC / Universal

•     Viacom / Paramount CBS / MTV Networks

In our small pond of children’s entertainment, Genius Brands now controls both its animated content and its distribution (Kartoon Channel!). The combination is powerful, because it ensures that our products gets to market, and through our marketing arm of ChizComm/Beacon, we can leverage best-in-class marketing and promotion, and harvest the golden goose of consumer products licensing.

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Let’s talk about MARVEL. Yesterday we made a long-awaited announcement regarding our agreement with Marvel Entertainment.

The genesis of that agreement derives from our package of STAN LEE rights, and the creation of STAN LEE UNIVERSE.

Stan Lee of course was the most prolific and successful creator of our time. He created and/or co-created dozens of Marvel blockbuster character franchises, including among them:

SPIDER-MAN

IRON MAN

X-MEN

THOR

THE INCREDIBLE HULK

ANT-MAN

BLACK PANTHER

GUARDIANS OF THE GALAXY

THE AVENGERS

These are the most successful aggregation of characters of all time.

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They represent 9 of the top 26 Box Office Movies ever, including the #1 most successful box office movie of all time, AVENGERS: END GAME.

The riches of Marvel were created or co-created by Stan Lee. The Marvel acquisition materially increased the value of the Walt Disney company, who acquired them for $4 billion dollars twelve years ago, and it is worth many times that today. Stan Lee is inextricably and forever associated with Marvel. Indeed, he appeared in cameos in every Marvel film until his death. The cameos were eagerly awaited by his fans, who are a loyal and passionate group in the many millions. (In fact, Stan’s animated likeness will appear in every episode of Superhero Kindergarten and will be in all of the Genius Brands consumer products we release based on our Stan Lee creations.)

Stan was a dear friend and personal mentor of mine, and we have been fortunate at Genius to contract a broad package of rights which effectively leaves us as the steward of Stan Lee’s legacy. It is a solemn responsibility, and one which we take with great gravity.

• Stan Lee’s IP (intellectual property post-Marvel)

• Stan Lee’s name and likeness

• Stan Lee’s signature

• Stan Lee merchandising

• Stan Lee banner for new IP

Stan Left behind approximately 100 properties that he created after he left Marvel. When we looked ‘inside the box’, we felt it was like we found 100 songs written by Lennon & McCartney that nobody had ever seen before.

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At the time of the acquisition, we said it was one of the great treasures left in Hollywood. Having since had the ability to do a more substantive deep dive, we are more so convinced than ever. There are many great creators, yet nobody has ever had this kind of continuous hit making success. Even the extraordinary talents of George Lucas with Star Wars, and J.K. Rowling of Harry Potter, never spawned so many different hit brands. ONLY Stan Lee was able to get homerun after homerun, each and every time he got up to the plate. Today we are looking at new properties that range from STAN LEE’S WEREWOLVES, to STAN LEE’S WORK FORCE, to STAN LEE’S COSMIC CRUSADERS... all to be integrated and included inside STAN LEE UNIVERSE.

Comic book legend, Michael Uslan the producer of BATMAN, has joined Genius Brands to oversee our efforts to convert the properties inside this treasure chest into new products. we are now building out called Stan Lee Universe in partnership with Stan’s company POW! Entertainment, and Stan’s longtime partner and collaborator Gil Champion. Gil brings tremendous talent, expertise and vision to help us keep the brand on track and faithful to the unique genius and pedigree of Stan.

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There are 3 we will be focusing on initially developing in animation and licensing for live motion pictures:

Stan Lee's Work Force

•        STAN LEE’S WORK FORCE

Stan Lee’s Workforce is an online novel which stars Stan as himself leading a superhero staff in atypical office setting as they as they encounter atypical events, from a sentient copy machine to monster attacks.

•       STAN LEE’S WEREWOLVES OF CENTRAL PARK

(In Development)

•       EXCELSIOR 2022

December 28, 2022 is the date of the Stan Lee centennial, where he will return in A.I. and activate an embedded world of superheroes to save the earth.

We believe they can be as valuable as any property that Stan Lee has created.

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STAN LEE ASSETS

No less important than specific properties are the ASSETS, including rights in perpetuity to the assets mentioned above (Stan’s name, his physical likeness, his signature, his IP, and consumer products merchandising)

As a result of this unique rights package, we were able to negotiate an agreement with Marvel, which we believe will become extremely valuable for both Genius and Marvel for many years in the future.

It begins with a back-to-theaters promotion, its broader scope is of a collaboration on multiple businesses.

Stan Lee’s 100th birthday is coming up on December 28, 2022. We are planning an important series of content events, under the rubric of EXCELSIOR 2022.

STAN LEE IS TIMELESS. Stay Tuned.

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Today, there are 6 tentpoles of value inside Genius, that we anticipate being significant businesses and contributors for years to come.

• RAINBOW RANGERS

• STAN LEE’S SUPERHERO KINDERGARTEN

• SHAQ’S GARAGE / BABY SHAQ

• ANIMATION PROGRAM CATALOGUE

• KARTOON CHANNEL

• CHIZCOMM / BEACON MEDIA

I want to speak a little about each…

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RAINBOW RANGERS

Seven girls who live on the other side of the rainbow, are given special powers to protect the earth and save its animals.

Rainbow Rangers is going to be a children’s classic, and a pillar of value for years to come. The show was created for us by the director of Disney’s LION KING, and the co-writer of Disney’s FROZEN.   Rainbow Rangers is the #1 performing series on Kartoon Channel today.

Pursuant to that, NETFLIX just came to us to acquire a NON-EXCLUSIVE license of the property for U.S., Canada, UK, Latin America, Australia, New Zealand., among other territories, which enables us to concurrently place the shows on KARTOON CHANNEL. STANDBY.

We are also planning to produce a package of new Rainbow Rangers episodes that will initially air on Kartoon Channel exclusively.

At the same time, Mattel was unable to bring Rainbow Rangers products into the marketplace on the timetable originally planned, and we have amicably terminated their toy license, which will be replaced with another toy company brokered by ChizComm.  We are pushing back the bulk of the consumer product launch for 18 months, until the new toys are in the marketplace.

As I said above, Rainbow Rangers is the #1 performing series on Kartoon Channel!.  When competitively scheduled on NICK Jr., it very often performed similarly. Netflix, a company driven by data scientists, took note of this and sought to acquire broadcast rights from us.   Almost all of our key consumer products licensees remain in place, and we fully expect will realign their launch plans to line up with the new toy launch.

Internationally, the series is performing excellently in several key foreign territories, and we have begun assigning licensing agencies abroad to license local and regional Rainbow Rangers consumer product programs.   We expect to see it hit full strength as our new toy partner ramps up, and results that we have previously expected when under the Mattel license, to begin shortly thereafter.

We now have 52 half-hour episodes (104 x 11 mins.), and we have launched development on another tranche of new Rainbow Rangers episodes.

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STAN LEE’S

SUPERHERO KINDERGARTEN

Arnold Schwarzenegger plays retired superhero Captain Fantastic, who is tasked with teaching a diverse group of special kindergarteners how to develop their superpowers.

Little did they know that they would be challenged by the return of his nemesis Dr. Superior, who is now headmaster of a private school where he is grooming a new generation of supervillains!

“I’m so proud to partner with Genius Brands in my first animated series, Stan Lee’s Superhero Kindergarten, coming to the Kartoon Channel.  I’m sad that Stan isn’t with us anymore, but I’m honored that we’re bringing his vision to life.”

-Arnold Schwarzenegger

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This series had a ‘Sneak Peek’ on Kartoon Channel! a month ago, and the viewing performance was extremely strong.

We did a reprise 3 weeks ago, for those who missed it, and the numbers on Kartoon Channel! once again increased dramatically.

This is a special series.

•	It was one of the last concepts created by the golden touch of Stan Lee.

•	It stars the unique voice and likeness of Arnold Schwarzenegger.

•	Stan Lee will have an animated cameo in every episode.

•	It is written by Steven Banks, the former head writer of SpongeBob SquarePants.

•	It is customized for the lucrative consumer products category of superheroes, from the most successful creator of superheroes of all time, but in a very specialized less competitive niche, for pre-school kids.

•	DEBUTS APRIL 23RD ON KARTOON CHANNEL!

As mentioned earlier, I’ve produced over 5,000 episodes of award-winning childrens animation, from Inspector Gadget, to Real Ghostbusters to Captain Planet, Care Bears, Strawberry Shortcake, Sabrina the Teenage Witch, Madeline, Carmen Sandiego, Sonic the Hedgehog, Alvin and the Chipmunks, and Super Mario Brothers.  The Superhero Kindergarten scripts are among the most well written, clever, funny, and engaging stories, I have read in my entire career.  And were that not enough, Arnold enriches every single script with his own amazing ad libs, line readings, and ‘winks to camera.’ Not unlike his live action cameos in the Marvel films, Stan Lee, in animated form, makes a cameo appearance in every episode of Superhero Kindergarten, and the aggregation of all that together is magic.

We have every belief that this is going to become a blockbuster. Tied to the launch marketing which begins now, Arnold and Stan will further enhance awareness across their social media platforms.

Through ChizComm, we have activated an aggressive marketing program. Driven by a combination of earned and paid media tactics to drive viewership of kids and moms, during April and May, we expect to drive the following top line results:

•	Our digital ads will target 65% millennial moms and 35% kids 3-6. This ratio will change as the campaign is optimized weekly.

•	Targeted audience are expected to deliver a minimum of 77.6M impressions.

•	Digital campaign is expected to drive an audience of 2.2 million to view SHK (based on actual CTR).

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Emerson, the newest character debuting
on Superhero Kindergarten

One particular source of pride is that in the last episode of Season 1, we introduce a superhero character, 'EMERSON,' who is in a wheelchair.  I won’t tell you his powers until you see the show for yourself, but he will become a regular in Season 2.  His powers are very original and indeed very super.  We feel it is important to show a cast that is not only diverse in race and gender, shapes and sizes, but also to show that anyone can be a superhero.  If one is wheelchair bound or has a disability of one kind or another, you can be just as strong, just as fast, just as smart as anyone else, and we want all of our audience to be able to identify with the characters we bring forth as superheroes.  Stan Lee presented a wheelchair bound superhero for us to develop shortly before he passed away, and I know he would be very proud and embrace young Emerson, as has Arnold and the rest of the production team.

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SHAQ’S GARAGE / BABY SHAQ

Brilliant businessman and NBA Legend, Shaquille O’Neal, invested in a self-driving car company with proprietary AI software that learned from the personality of its driver. Shaq had the prototype system installed in the pride of his vast car collection, a big, beautiful semi-tractor which he calls BIG SHAQ.

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But the investment didn’t pan out. The algorithms were balky. The cars just wouldn’t follow their programming. So, the company was scrapped, and the cars junked. Shaq was disappointed that no one was able to figure out why the AI was bad. What no one realized was that the algorithms weren’t bad, they were too good. It wasn’t that the cars wouldn’t follow their programming. They didn’t WANT to! That’s because the AI programming was so good it gained consciousness. And no conscious entity wants to be controlled. It wants to be free.

Big Shaq was conscious, and he wasn’t about to let some googly-eyed algorithm tell him where to turn left or where the local fast-food joints were located. He was a big, determined truck and he wanted to roll his own way. But he didn’t want to roll alone. He wanted companions. Fortunately, they were all around him in Shaq’s garage, dozens of fabulous cars, all of which had state-of-the-art automotive computers in them. All Big Shaq had to do was connect to them via Wi-Fi and upload his AI programming. In an instant, the coolest cars in Shaq’s garage came to life, each with their own unique personality. But just as all conscious entities want to be free, they also want a goal, something valuable to accomplish. Because Big Shaq’s AI programming learned from the personality of its driver —Shaquille O’Neal — it acquired all of Shaq’s principles, knowledge, drive and goals. Now Big Shaq and his companions in Shaq’s Garage have a mission to help the strange, imperfect species who created them.

“As a kid, I enjoyed Saturday morning cartoons like Fat Albert, and Inspector Gadget.  Today, I’m more excited than ever to harness my own imagination working with Genius Brands bringing my animated series, SHAQ’S GARAGE, to a new generation of kids.”

-Shaquille O’Neal

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We are proud and excited to be producing this series with Shaquille O’Neal and his partners, management and licensing agency, ABG and PRP. We are no less proud that Shaq has become a Genius shareholder.

We describe the show as if Toy Story were to meet Hot Wheels and be put through a prism of “the imagination of Shaquille O’Neal.”

Speaking of Toy Story, we recently announced that the co-writer of PIXAR’S TOY STORY, Joel Cohen, will be writing and Co-Executive Producing Shaq’s Garage with us. Joel is one of the most successful and talented writers of motion picture animation anywhere. As I write, he is bringing the cars of the show and Shaquille’s imagination to life on the page.

Shaquille O’Neal is a beloved personality. He is an astute businessman, who is a partner and spokesperson for brands including Kellogg’s Frosted Flakes, Papa John’s Pizza, Epson Printers, American Express, Carnival Cruises, Kraft Foods, Burger King, The General Insurance, and Pepsi among others. All of the above, and his close relationship with Walmart, only brings more visibility when the show premieres and products will enter the marketplace. Let’s not forget that Shaq is also beloved and known by kids, having won the Nick Kids Choice Award, among other things for Most Beloved Athlete.

Alongside and within Shaq’s Garage will be a spinoff companion piece called BABY SHAQ.  Can’t say more at this time, but if you like BABY SHARK, you will LOVE BABY SHAQ!!!

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GENIUS BRANDS

ANIMATION CATALOGUE

The backbone of an entertainment company’s value is its catalogue of content.  They are the staples and workhorses that perform year in and year out.

With the Walt Disney Company, it would be the likes of Micky Mouse, Donald Duck, and Winnie-the-Pooh.  With Warner Bros. animation catalogue, it would be Bugs Bunny and Daffy Duck, Tom & Jerry, and Scooby-Doo. It is the animated programs that are evergreen and international which can be licensed and relicensed again and again.

Before Genius, I had the good fortune to produce a number of such evergreen shows, including Inspector Gadget, Sonic the Hedgehog, Ghostbusters, Captain Planet, Madeline, Sabrina The Teenage Witch, Super Mario Brothers, Strawberry Shortcake, Alvin and the Chipmunks, Care Bears and others.

At Genius Brands we are working to build what we hope will be the classics of tomorrow (and the distribution systems of tomorrow). Programs which can contribute to value by being relicensed again and again to new generations of kids who will constantly discover them. This is even more so by virtue of owning and controlling our distribution platforms, where they will appear, such as Kartoon Channel! They include programs like Llama Llama, Warren Buffett’s Secret Millionaires Club, and Thomas Edison’s Secret Lab.

Our Animation Catalogue will be the backbone of continuous income generation for years in the future.

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Kartoon Channel is a jewel in the crown. Under the oversight of Executive Chairwoman, Margaret Loesch, who was President of Marvel Entertainment, President of Jim Henson Television, and Founder and CEO of Fox Kids, which was eventually sold to Disney for $4.5 billion dollars, it is growing every metric, and enabling Genius to control both content and distribution.

We expect it to grow and grow as we add new and original programs, as well as enrich the distribution system and its multiple platforms, while becoming an invaluable piece of the Genius portfolio.

Our brilliant General Manager, Jon Ollwerther, with Margaret is navigating the course as our HOURS WATCHED are going up. Our UNIQUE USERS are going up, and our APPLICATION INSTALLS are going up. Rapidly.

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Meanwhile, the recent launch of our F.A.S.T. channel (‘always on television’), has exploded the growth even further.

The channel is

STREAMING + LIVE + ON DEMAND!

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Two weeks ago, we had an 82% jump in unique users just from the week before.

We are shortly launching two more dedicated F.A.S.T. channels.  One for younger kids, called KC Jr.  Another for education shows that have enrichment and learning in them, Kartoon Classroom. More are coming, as we fuel growth.

Separately, we will be announcing a new feature, that will join our FRIDAY FAMILY FUN FILM…

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So many people have sent us ideas on how we can enrich our channel.  We LISTEN.   Kids who grew up watching Saturday morning cartoons and now have kids themselves, miss that which they used to look forward to.  They also want to know that the content will be safe and family-friendly which they can enjoy with their own kids.

The Friday Family Fun Film which debuted with a Scooby-Doo! feature film acquired from Warner Bros., to great success, will now be joined on Kartoon Channel! with:

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SATURDAY MORNING KARTOONS!

We already have our launch schedule in place, and we think it’s a real winner.  Standby for an announcement with details, coming in APRIL.

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TIK TOK

The importance of TIK TOK with today’s kids cannot be overstated.  It is watched continuously and is far more than just the dances. It is a cultural phenomenon, with broad deep engagement. We recognize that, and as a result, Tik Tok will play heavily across our strategy and tactics for the proliferation of Kartoon Channel.

We are using Tik Tok influencers to promote the channel. We have a tentpole series being produced which has been until now ‘top secret’ that is a combination of Tik Tok meets Jeopardy meets HQ Trivia, if you can imagine that!!! It is hosted by Top Tik Tok influencers. The show is called KC POP QUIZ. Keep your eyes open, because it will be coming in Q2 with a ton of noise, marketing, and media support.

No less than Tik Tok, the importance of Roblox with today’s kids, is equally a phenomenon. This has become more pronounced since COVID and it too, figures into our marketing and programming strategy. Kartoon Channel has a number of programs that we licensed based on Roblox gaming. Several are currently on the air. We recently announced that we have done a deal for additional and EXCLUSIVE new Roblox programs to populate the channel. They are being produced as we speak, and will be on air shortly, as well (It is important to point out that our Roblox based shows are produced with and provided to us by Roblox players, and they are not in affiliated with or sponsored by the Roblox company).

The programmers and producers at Kartoon Channel have their eyes on the ball and their ears close to the ground. It is essential to stay connected to our audience in real time, and the trends and habits which are shaping our audience. TIK TOK and Roblox are essential in that formula. When new phenomenon appear, we will endeavor to be there as well.

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CHIZCOMM / BEACON MEDIA

We recently acquired ChizComm/Beacon Media, the largest kids marketing and media buying agency in North America. In its simplest form, this is a company that manages the media and marketing for 30+ of the most important toy companies. They buy commercial inventory and place it for their clients. A lot of it. Because they have so many clients, they are able to do so very, very efficiently. They also do the marketing campaigns for many of these toy companies.

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ChizComm comes to us with their very own set of superpowers, one of which is their market position.  Simply stated, ChizComm Beacon Media buys 33% of all commercial dollars spent in kids television (gross rating points) and holds the #1 market share in the kid’s TV marketplace.

This buying power places them ahead of market giants like Hasbro by nearly 10 points (24% share of GRPS), ahead of Mattel (20%), Spin Master (10%) and Lego (9%).  As leaders in the media space commanding one third of the share of voice, ChizComm Beacon Media holds valuable relationships with key networks like Viacom (Nickelodeon), WarnerMedia (Cartoon Network), and Disney that strengthen their position in the market.  They know kids, they know moms, they know families.

ChizComm and ChizComm Beacon Media are a powerhouse team.  They have already started to activate strategic and integrated marketing support at all consumer touchpoints to unlock growth for Genius Brands! It would be hard to overstate the importance of ChizComm/Beacon to Genius Brands’ future.

Its brilliant CEO and Founder, Harold Chizick, has become one of our senior management stars.  He is also a substantial shareholder in Genius, which like the rest of us in management, ensures we are all aligned with our shareholders working towards the same goal of creating shareholder value.

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The tentpoles of tomorrow, will be populated by the evergreen tentpoles of today, PLUS the new programs that the company greenlights and brings to the marketplace, alongside the acquisitions the company makes.  Many of the new content pieces are associated with extraordinarily well-known figures, whose very names will bring brand equity marquee value, sampling, and built-in promotion.

The acquisitions we are focusing on, as said earlier, are expected to be not merely STRATEGIC to our core mission and business, but also ACCRETIVE, and GLOBAL.

They include:

•	Businesses in related industries
•	Rights packages
•	Content Companies
•	Distribution systems
•	International opportunities

We are amidst dialogue with entities in the above categories and are hopeful that we will have valuable additions to announce to our shareholders in the near future.

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NFT

With the recent excitement surrounding NFTs (non-fungible tokens), many companies have come to us with proposals to enter that space. Genius would be a perfect company to flourish in NFTs, because of 4 points. We have:

1.	Highly Recognized Characters and Pre-Sold Intellectual Property including Original Art, Original Audio, and Original Video, with Built-in Brand Equity.
2.	We have Platforms that create exposure and continuing awareness for our characters and properties.
3.	Several of our characters, like “Stan Lee,” have followings in the many millions.

Genius Brands has a broad investor base, not only with some of the largest institutional funds, but also has over 400,000 retail shareholders, itself providing a basis for a Genius Brands Exchange.

While one can recognize the opportunities with non-fungible tokens, at the same time we need to be extremely cautious and diligent, if we choose to enter this space.  Currently unregulated and with few rules, the potential for money laundering and other wrongful activities with NTF, is real and the company will take appropriate steps to ensure that doesn’t happen with any NFT offering we might make.  We will not, be distracted from our core focus and obligations to our shareholders. Genius shareholders can rest assured that we are looking into this very seriously, as an exciting vehicle to expand our business and enrich shareholder value in a lasting manner that creates true value and not dependent on fads. If and when that time comes, we will promptly share the news.

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In reviewing the year for you, I would be remiss if I didn’t speak to 2 important subjects.

COVID

During the last year of the pandemic, so many of us have witnessed our lives, and loved ones’ lives, turned upside down.  Tragically, it has affected our prime audience of children, who have spent a year out of school, and changed their lives in so many ways. So many businesses were closed and so many households were struck with so much hardship, and sadly for many who became sick and for those no longer with us.

Notwithstanding the above, Genius Brands has been fortunate.  Our work force has been largely unstruck.  Other than the supply line issues that have forced a delay in the timing of Rainbow Rangers by 18 months, we have been generally untouched.

We have not laid off a single employee due to Covid. Fortunately, most all of our work force has been able to work from home.  In fact, our business has been growing and we have been hiring talent to fuel that growing business, during the last year.

3 of Genius Brand's PSAs: Llama Llama (voiced by Jennifer Garner),
Rainbow Rangers and Secret Millionaire's Club (voiced by Warren Buffett).

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During this pandemic time, Genius produced a series of PUBLIC SERVICE ANNOUNCEMENTS featuring our character LLAMA LLAMA, which Jennifer Garner kindly recorded for us. Others with Secret Millionaires Club, which Warren Buffett equally voiced, and lastly ones of Rainbow Rangers, where the composers wrote and produced a new version of the song for us. They were all focused on hand hygiene and staying safe. They were (and still are) run on KARTOON CHANNEL, and they were provided to other broadcasters for free.

In addition, we produced a ‘special episode’ of Rainbow Rangers with Pierce Brosnan as a guest star who played a veterinary researcher who discovered a plague affecting rabbits around the world, and with the Rainbow Rangers, they saved the bunnies.  We felt that a story needed to be told, but we didn’t want to do it in a frightful way that would leave our young audience confused, or worse, fearful. The story was a metaphor, of the pandemic but done with rabbits, so we could deal with the delicate subject matter, in a way that would be gentle but at the same time teach kids.

Lastly, on a separate note, Genius took a PPP loan when the pandemic first arrived.  As our balance sheet continued to improve, we felt that this was money that needed to be returned and we have done so.  Hopefully that small drop back into the government fund, will go to good use with companies that are struggling today to get back on their feet.

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DIVERSITY
Genius Brands is a company that believes diversity makes us all stronger. Not just in our workforce, but in the stories we tell, and the lessons that are transmitted to the children that consume our programs.

All of the casts in our shows are diverse, and we are committed to tell stories that are sensitive to all peoples. Our company has people of all backgrounds, races, and genders. Almost half of our Board of Directors are women, as are senior executives and our work force in general.

This year, we proudly promoted one of our up-and-coming young managers, Michael Riley, to be Chief Diversity Officer.

Working closely with our COO, Mike is tasked with helping the company keep a balanced and diverse workforce.  We don’t do this because it is socially correct, but because we believe it makes for a stronger, more effective more enriched organization, that is in turn able to bring richer stories to our audience where everybody wins, by creating a virtuous circle and being a part of something good.

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In summary, this is a very exciting time for Genius Brands.

The company has come very far this year, but we all feel that we have barely scratched the surface of where we are going. I caution everyone that our business is not a light switch.  It takes time for the revenues and earnings to come, and as I said at the beginning we are investing in our business and are still early in the cycle.  Nevertheless, when they do, the numbers can be large, and re-occurring.

Our programs are being delivered on time and on budget.  They are looking great, and if RAINBOW RANGERS and the SUPERHERO KINDERGARTEN ‘SNEAK PEEK’ are any example, the audience is going to embrace them.  Shows that perform well with viewership, tend to spawn large consumer products programs able to generate very large sums of money in retail sales, throwing off many tens of millions of dollars in royalties from the global sale of products including toys, video games, music, publishing, apparel, backpacks, sleep wear, bikes, ride-ons, stationary, school supplies, bedding, party goods, confection, food products, breakfast cereals and the list goes on and on.

Almost every year there is a new Power Rangers, or Paw Patrol or a Peppa Pig, or Strawberry Shortcake.  These are all multi-billion-dollar businesses, and they are coveted by the major studios and the large entertainment conglomerates in the U.S. and abroad, who most often seek to acquire them.

In the category of Human Capital, we have put together a world class team.

Genius Brands is not only a mix of seasoned veterans who have been in our industry a long time, but more importantly, Genius is also a scrappy team of highly motivated young talents that are competing at the highest levels of our industry, against the biggest, most established, and most wealthy companies in global media.

With the Genius Board of Directors, senior management, and the creatives engaged with each program, we have some of the most accomplished talent in our industry, who over and over and over again, have created wealth for their companies and shareholders. This includes the likes of Executive Chair of Kartoon Channel, Margaret Loesch (see above). It includes David Neuman who was President of Walt Disney Television and today our Chief Content Officer, yet so much more.  It includes our very active board member Karen McTier, who ran Warner Bros. Consumer Products worldwide, and is helping to craft the infrastructure now of the next generation of licensing business at Genius.

Genius also has some of the smartest and hardest working up-and-coming talents, that will be the next generation of Genius Brands Executives and Creative leaders of the media industry in the future.  Those include the likes of Jon Ollwerther who, under Margaret, runs the Kartoon Channel! with brilliance, energy, and vision, and Harold Chizick, and his amazing team at ChizComm/Beacon Media.  Among the assets of Genius going forward is not just the IP, but no less, the HC… the Human Capital.

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We have a strong balance sheet with no debt, and cash to execute on our operational and acquisition plans.

I thank all of our Genius Brands International shareholders for your belief and commitment to the company.  You can rest assured that myself, our Board, and our entire management and organization share that commitment, and are working tirelessly, not only to create value, but equally, a prideful investment for our shareholders, which will endure for decades to come.

Andy Heyward
Chairman & CEO
Genius Brands International, Inc.

*As the world moves more and more digital, is a new crypto currency popping, up, most companies do not have ‘paper’ stock certificates’ anymore.   We at Genius believe that actual paper stock certificates where you can see your shares, even frame them if you wish, is something very cool. Our characters and our brands are front and center.  For any of our shareholders interested in one, please contact

shareholders@gnusbrands.com and we will arrange to have one digitally sent to you, suitable for printing and frame.

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Forward Looking Statements:

Certain statements in this press release constitute "forward-looking statements" within the meaning of the federal securities laws. Words such as "may," "might," "will," "should," "believe," "expect," "anticipate," "estimate," "continue," "predict," "forecast," "project," "plan," "intend" or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, including without limitation, our ability to generate revenue or achieve profitability; our ability to obtain additional financing on acceptable terms, if at all; the potential issuance of a significant number of shares, which will dilute our equity holders; fluctuations in the results of our operations from period to period; general economic and financial conditions; our ability to anticipate changes in popular culture, media and movies, fashion and technology; competitive pressure from other distributors of content and within the retail market; our reliance on and relationships with third-party production and animation studios; our ability to market and advertise our products; our reliance on third-parties to promote our products; our ability to keep pace with technological advances; our ability to protect our intellectual property and those other risk factors set forth in the “Risk Factors” section of the Company’s most recent Annual Report on Form 10-K and in the Company's subsequent filings with the Securities and Exchange Commission (the "SEC"). Thus, actual results could be materially different. The Company expressly disclaims any obligation to update or alter statements whether as a result of new information, future events or otherwise, except as required by law.

© 2021 Genius Brands International, Inc. All rights reserved.

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